Exhibit 5.1

September 13, 2023

Athersys, Inc.

3201 Carnegie Avenue

Cleveland, Ohio 44115-2634

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Athersys, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of its registration statement on Form S-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale by the selling stockholder named in the Registration Statement under the caption “Selling Stockholders” (the “Selling Stockholder”) of up to 15,357,692 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of the outstanding principal and any accrued and unpaid interest under a convertible promissory note (the “Convertible Note”) that the Company issued to the Selling Stockholder pursuant to the terms of that certain forbearance, restructuring and settlement agreement, dated May 17, 2023 (the “Forbearance Agreement”), between the Company and the Selling Stockholder.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Convertible Note, the Forbearance Agreement, the Company’s certificate of incorporation, as amended, and the Company’s bylaws, each as currently in effect, a certificate of good standing, issued by the Delaware Secretary of State on September 12, 2023, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates, and other documents submitted to us; (ii) the legal capacity, competency, and authority of all individuals executing documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates, and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic, or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution, and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the Purchase Agreement is the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with its terms and that it has not been amended or terminated orally or in writing; and (viii) that the statements contained in the certificates and comparable documents of public officials, officers, and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinion expressed herein. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

On the basis of the foregoing, and in reliance thereon, the Shares issuable upon conversion of the Convertible Note have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor upon conversion of the Convertible Note, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to being named under the caption “Legal Matters” contained therein. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP